As filed with the Securities and Exchange Commission on October 4, 1996

                                                  Registration No. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                             _______________________

                                     FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             _______________________


                               Pier 1 Imports, Inc.
              (Exact name of registrant as specified in its charter)

              Delaware                                        75-1729843
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                          301 Commerce Street, Suite 600
                                Fort Worth, Texas                76102
                     (Address of Principal Executive Offices) (Zip Code)


               PIER 1 IMPORTS, INC. 1989 EMPLOYEE STOCK OPTION PLAN
                             (Full Title of the Plan)


                                J. Rodney Lawrence
                        Senior Vice President & Secretary
                               Pier 1 Imports, Inc.
                          301 Commerce Street, Suite 600
                             Fort Worth, Texas  76102
                     (Name and Address of Agent for Service)

                                  (817) 878-8000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                      Proposed         Proposed
    Title of          Amount          Maximum          Maximum     Amount of
   Securities         To Be        Offering Price     Aggregate   Registration
To Be Registered    Registered      Per Share(1)       Offering      Fee(1)
------------------------------------------------------------------------------

Common Stock,
  $1 par value      1,500,000          $15.5625       $23,343,750   $8,049.57

------------------------------------------------------------------------------
(1) Pursuant to Rule 457(c), offering price and registration fee are computed on the average of the high and low prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on September 27, 1996.

     This Registration Statement registers additional securities to be issued under the Pier 1 Imports, Inc. 1989 Employee Stock Option Plan. The contents of the earlier registration statement, No. 33-32166, are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

       Exhibit             Description
       -------             -----------

          23.1      Consent of Ernst & Young LLP.

          23.2      Consent of Price Waterhouse LLP.

          24.1 Power of Attorney (included on signature page of Registration Statement).


                                     EXPERTS

     The consolidated financial statements and financial statement schedule of the Company at March 2, 1996, and for the year then ended, appearing in the Company's 1996 Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements, including financial statement schedules, of the Company at February 25, 1995, and for each of the two years in the period ended February 25, 1995, incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended March 2, 1996, have been so incorporated in reliance upon the reports of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 4, 1996.

                                        PIER 1 IMPORTS, INC.


                                        By  /s/ CLARK A. JOHNSON
                                           Clark A. Johnson
                                           Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of PIER 1 IMPORTS, INC., hereby appoint CLARK A. JOHNSON and J. RODNEY LAWRENCE, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof.
         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 4th day of October, 1996, in the capacities indicated.

         Signature                     Title or Capacity
         ---------                     -----------------

  /s/ CLARK A. JOHNSON            Chairman of the Board and Chief
      Clark A. Johnson              Executive Officer


 /s/ MARVIN J. GIROUARD           President, Chief Operating Officer
     Marvin J. Girouard             and Director


 /s/ STEPHEN F. MANGUM            Senior Vice President, Chief Financial
     Stephen F. Mangum              Officer and Principal Accounting Officer


                                  Director
     Martin L. Berman


 /s/ CRAIG C. GORDON              Director
     Craig C. Gordon


 /s/ JAMES M. HOAK, JR.           Director
     James M. Hoak, Jr.


 /s/ SALLY F. MCKENZIE            Director
     Sally F. McKenzie


 /s/ CHARLES R. SCOTT             Director
     Charles R. Scott

                                  EXHIBIT INDEX


Exhibit       Description
-------       -----------

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Price Waterhouse LLP.

24.1     Power of Attorney (included on signature page of Registration
         Statement).